Exhibit 10.44

EXECUTION COPY

FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

FIRST AMENDMENT, dated as of November 12, 2009 (this “Amendment”), to the Receivables Purchase Agreement, dated as of September 8, 2009, (as amended by the Post Closing Agreement dated September 8, 2009, the “Agreement”), by and among JDER LIMITED, as the seller (the “Seller”), JOHNSONDIVERSEY UK LIMITED, as an originator and a servicer (“JDI UK”), JOHNSONDIVERSEY FRANCE S.A.S., as an originator and a servicer (“JDI France”), JOHNSONDIVERSEY ESPAÑA S.L., as an originator and a servicer (“JDI Spain”), HANNOVER FUNDING COMPANY LLC, as the purchaser (the “Purchaser”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, as agent (the “Agent”), and acknowledged and agreed to by JOHNSONDIVERSEY, INC., as performance guarantor (the “Performance Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

R E C I T A L S

WHEREAS, the Seller, JDI UK, JDI France, JDI Spain, the Purchaser and the Agent are parties to the Agreement;

WHEREAS, JohnsonDiversey, Inc., as Performance Guarantor, guarantees the performance by each of JDI UK, JDI France and JDI Spain of their obligations under the Agreement (and the other Transaction Documents) pursuant to the Performance Guaranty;

WHEREAS, the parties hereto desire to amend the Agreement, pursuant to and in accordance with Section 5.1 of the Agreement, to adjust the calculation period with respect to certain Termination Events regarding defaults on the Pool Receivables; and

WHEREAS, the Agent desires to waive certain requirements with respect to timely notice of name changes from the Seller, JDI UK, JDI France and JDI Spain pursuant to the Agreement or the Sale Agreements, as applicable.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS TO THE AGREEMENT.

Except as otherwise indicated below, all amendments to the Agreement shall be effective as of September 8, 2009.

(a) Subsection (g) of Exhibit V to the Agreement is hereby deleted in its entirety and replaced with the following:

(g) At any time, the three-month rolling average Default Ratio (as calculated on the basis of the fiscal month of JohnsonDiversey, Inc.) for each Originator is greater than 2.65% (to be tested based on all Receivables but to be reported both separately as to each Originator and in the aggregate for all Originators); or

B-1

(b) The defined term “Calculation Period” is hereby deleted in its entirety from Exhibit I of the Agreement and replaced with the following:

“Calculation Period” means (i) for the purpose of calculating defaults in respect of the Default Ratio referenced in subsection (g) of Exhibit V to this Agreement, the fiscal month of JohnsonDiversey, Inc. and (ii) for all other purposes, a calendar month.

SECTION 2. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (a) the execution and delivery to the Purchaser of counterparts of this Amendment and (b) the payment by the Seller to the Purchaser of all costs and expenses incurred by the Purchaser in connection with this Amendment (including the fees and disbursements of counsel to the Purchaser).

SECTION 3. REPRESENTATIONS.

Each of the Seller, JDI UK, JDI France and JDI Spain represents and warrants as of the date hereof that each of the representations and warranties made by such party in any Transaction Document is true and correct as of the date hereof, that no Termination Event has occurred and is continuing and no event or condition exists that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a Termination Event.

SECTION 4. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED; REFERENCES TO AGREEMENTS.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the “Agreement”, the “Receivables Purchase Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(d) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(e) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	JDER LIMITED

	By:	/s/ Cliona O’Faolain
Name: Cliona O’Faolain Title: Chairman

JDI UK	JOHNSONDIVERSEY UK LIMITED, as an Originator and a Servicer

	By:	/s/ David C. Quast
Name: David C. Quast Title: Director

JDI France	JOHNSONDIVERSEY FRANCE S.A.S., as an Originator and a Servicer

	By:	/s/ David C. Quast
Name: David C. Quast Title: President

JDI Spain	JOHNSONDIVERSEY ESPAÑA, S.L., as an Originator and a Servicer

	By:	/s/ Ignacio Barrera
Name: Ignacio Barrera Title: Attorney

THE AGENT:	NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent

	By:	/s/ Anthony Brown
Name: Anthony Brown Title: Director

	By:	/s/ John McDermott
Name: John McDermott Title: Director

THE PURCHASER:	HANNOVER FUNDING COMPANY LLC, as Purchaser

	By:	/s/ Kevin Burns
Name: Kevin Burns Title: Vice-President

ACKNOWLEDGED AND AGREED: JOHNSONDIVERSEY, INC., as Performance Guarantor
By:	/s/ Lori P. Marin
Name:	Lori P. Marin
Title:	Vice President and Corporate Treasurer